UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

           PURSUANT TO SECTION 13 OR 15(d)
      OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported):  May 27, 2011

Bridge Capital Holdings
(Exact name of registrant as specified in its charter)

California	000-50974	80-0123855
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

55 Almaden Boulevard, Suite 200
San Jose, California	95113
(Address of principal executive offices)	(Zip Code)

              (408) 423-8500
(Registrant's telephone number, including area code)

                 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Bridge Capital Holdings (the “Company”) held its annual meeting of shareholders on May 26, 2011.  The Company’s shareholders voted on and approved the proposals listed below, each of which was described in the Company’s proxy statement for the meeting.  On the record date for the meeting, there were 14,712,226 shares of the Company’s common stock outstanding.

Proposal 1 — Election of Directors

The following individuals were elected as directors to serve until the 2012 annual meeting of shareholders or until their successors are elected and qualified.  There were no nominees other than those listed below. The voting results were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Lawrence Owen Brown	11,867,844	10,101	1,770,818
Howard Gould	11,566,734	311,211	1,770,818
Dr. Francis J. Harvey	11,644,410	233,535	1,770,818
Allan C. Kramer, M.D.	11,822,524	55,421	1,770,818
Robert P. Latta	11,771,641	106,304	1,770,818
Daniel P. Myers	11,720,213	157,732	1,770,818
Thomas M. Quigg	11,603,840	274,105	1,770,818
Terry Schwakopf	11,867,444	10,501	1,770,818
Barry A. Turkus	11,867,444	10,501	1,770,818

Proposal 2 — Approval of the Non-Executive Employee Option Exchange Program

The shareholders voted to approve a non-executive employee option exchange program as described in the Company’s proxy statement for the meeting.  The results of voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
9,309,604	2,534,741	33,600	1,770,818

Proposal 3 – Re-approval of Existing Performance Criteria Under the 2006 Equity Incentive Plan

The shareholders voted to re-approve the existing performance criteria under the 2006 Equity Incentive Plan as described in the Company’s proxy statement for the meeting.  The results of voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
11,377,740	458,595	41,610	1,770,818

Proposal 4 — Ratification of Appointment of Independent Accountants.

The shareholders voted to ratify the appointment of Vavrinek, Trine, Day & Co. LLP as independent accountants for the Company’s 2011 fiscal year.  The results of voting were as follows:

Votes For	Votes Against	Abstain
13,593,068	47,085	8,610

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  May 27, 2011

BRIDGE CAPITAL HOLDINGS

By:	/s/ Thomas A. Sa
Thomas A. Sa
Executive Vice President
Chief Financial Officer (Duly Authorized Officer)